                                                                       EXHIBIT 5

                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                                   May 9, 1996

Regal Cinemas, Inc.
7132 Commercial Park Drive
Knoxville, Tennessee  37918

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on May 2, 1996, covering 2,500,000 shares of no par value common stock (the "Common Stock") of Regal Cinemas, Inc. (the "Company") to be sold by the Company to the underwriters represented by J.C. Bradford & Co., Wheat, First Securities, Inc. and Montgomery Securities (the "Underwriters") for public distribution pursuant to the Underwriting Agreement among the Company and the Underwriters filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /S/ Bass Berry & Sims PLC